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                                                                       EXHIBIT 5

                   AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.
                               ATTORNEYS AT LAW

                  a registered limited liability partnership
                      including professional corporations
                        1333 NEW HAMPSHIRE AVENUE, N.W.
                                   SUITE 400
                            WASHINGTON, D.C. 20036
                                (202) 887-4000
                              FAX  (202) 887-4288
                               www.akingump.com

                  WRITER'S DIRECT DIAL NUMBER  (202) 887-4000



                                 June 15, 1999

Prentiss Properties Trust
3890 West Northwest Highway, Suite 400
Dallas, Texas 75220

     Re:  Prentiss Properties Trust
          Registration Statement on Form S-3

Ladies and Gentleman:

     We have acted as counsel to Prentiss Properties Trust, a Maryland real estate investment trust (the "Company"), in connection with the preparation of the Registration Statement on Form S-3 (the "Registration Statement"), filed by the Company under the Securities Act of 1933, as amended, relating to the issuance from time to time of up to an aggregate of 187,720 common shares of beneficial interest of the Company, par value $0.01 per share (the "Common Shares"), and attached rights to purchase Junior Participating Cumulative Preferred Shares of Beneficial Interest, Series B, of the Company, par value $0.01 per share (the "Rights"), that may be issued to certain holders of 187,720 units of limited partnership interest (the "Partnership Units") in Prentiss Properties Acquisition Partners, L.P., a Delaware limited partnership (the "Operating Partnership"), in exchange for and upon the tendering for redemption of the Partnership Units by Michael G. Tombari and Kenneth L. Hatfield.

     We have, as counsel, examined originals or copies, certified or otherwise identified to our satisfaction of such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

     In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified or photostatic copies and the authenticity of the originals of such
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Prentiss Properties Trust
June 15, 1999
Page 2

latter documents. In addition, we have assumed that the Common Shares will be issued for at least the par value thereof. As to all questions of fact material to this opinion, we have relied upon certificates or comparable documents of officers and representatives of the Company.

     Based upon such examination and review and in reliance upon the representations described above, and subject to the limitations and qualifications contained herein, we advise you that, in our opinion:

     1.  The Common Shares have been duly and validly authorized by the Company.

     2. The Common Shares, when issued and delivered in accordance with the terms of the Second Amended and Restated Agreement of Limited Partnership of the Operating Partnership, will be (assuming that upon any such issuance the total number of common shares issued and outstanding will not exceed the total number of common shares that the Company is then authorized to issue under the Amended and Restated Declaration of Trust of the Company) validly issued, fully paid and non-assessable.

     3.  The Rights have been duly and validly authorized by the Company.

     4. The Rights to be issued in connection with the Common Shares to be issued and delivered in accordance with the terms of the Second Amended and Restated Agreement of Limited Partnership of the Operating Partnership will, when issued, be validly issued.

     This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated. This opinion is delivered solely to you and is solely for your benefit, and it may not be delivered to, or relied upon by, any other person or entity without the prior written consent of this firm.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5 to the Registration Statement and the reference to this firm under the caption "Legal Matters" in the Prospectus contained therein.

                                  Very truly yours,

                                  /S/ AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.

                                  AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.